UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 6, 2008
(August 4, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
Background.  On August 16, 2004, PNM Resources, Inc. ("PNMR" or the "Company") announced that Cascade Investment, L.L.C. ("Cascade") had agreed to invest $100 million in equity-linked securities to be issued by PNMR.  The transaction was described in a Current Report on Form 8-K filed by PNMR on August 16, 2004 with the Securities and Exchange Commission ("SEC").
On October 7, 2005, PNMR completed the transaction and issued $100 million of equity-linked securities, known as Hybrid Income Term Security ("HITS") Units, to Cascade.  The transaction was described in a Current Report on Form 8-K filed by PNMR on October 14, 2005 with the SEC.  The HITS Units contain mandatory obligations under which the holder is required to purchase $100 million of PNMR’s equity securities on November 16, 2008 and the debt components of the HITS Units were to be remarketed beginning August 13, 2008.
Effective August 4, 2008, certain principal agreements relating to the HITS Units transaction were amended and restated and other actions were taken for the purpose of amending the initial remarketing date to be November 7, 2008, and making other clarifying changes.  In addition, a successor remarketing agent was appointed.  The following is a brief description of such principal agreements and the August 4, 2008 actions.
Purchase Contract Agreement.  The HITS Units were issued in 2005 under a Purchase Contract Agreement between the Company and U.S. Bank National Association, as purchase contract agent (the "purchase contract agent"). The HITS Units were issued initially as 4,000,000 "Corporate Units," each with a stated amount of $25.00.  Each Corporate Unit initially consisted of:
(i)
a purchase contract under which the holder is obligated to purchase from the Company on November 16, 2008 (the "purchase contract settlement date"), or upon early settlement, for $25.00, a number of shares of Company common stock (or preferred stock under certain circumstances) equal to the applicable settlement rate and under which the Company pays to the holder quarterly contract adjustment payments at the rate of 1.525% of the $25.00 stated amount per year; and

(ii)           either:
(a)
a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount senior note initially due 2010 issued by the Company, and under which the Company will pay to the holder 1/40, or 2.5%, of the interest payment on a $1,000 principal amount senior note at the initial rate of 5.1% per year; or

(b)
following the occurrence of a special event redemption pursuant to the Supplemental Indenture described below, the applicable ownership interest in a portfolio of U.S. Treasury securities (the "Treasury portfolio").

Remarketing Agreement.  A Remarketing Agreement was entered into in 2005 among the remarketing agent named therein, the Company and the purchase contract agent (as attorney-in-fact of the holder), under which remarketing of the senior notes underlying the Corporate Units will be attempted on specified dates prior to the purchase contract settlement date, the first such date (the “Initial Remarketing Date”) originally being August 13, 2008.  Settlement of a successful remarketing, and the effective date of the reset interest rate on the remarketed senior notes, will occur on the purchase contract settlement date.  As described below, a new remarketing agent was appointed on August 4, 2008.

Pledge Agreement.  In order to secure the holder's obligation to purchase shares of Company common stock (or preferred stock under certain circumstances) under the related purchase contracts, the undivided beneficial ownership interests in the senior notes are pledged to the collateral agent for the Company's benefit pursuant to the Pledge Agreement entered into in 2005 by the Company and U.S. Bank National Association.
Indenture and Supplemental Indenture.  The senior notes were issued as a separate series of debt securities under an Indenture dated as of October 7, 2005 between the Company and U.S. Bank National Association, as indenture trustee, as supplemented by the Supplemental Indenture dated as of October 7, 2005 between the Company and the indenture trustee.  The senior notes were issued in an aggregate principal amount of $100 million.  Each Corporate Unit includes a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount senior note that corresponds to the stated amount of $25.00 per Corporate Unit.
Copies of the agreements described above have been filed as exhibits to PNMR's filings under the Securities Exchange Act of 1934, as amended.
August 4, 2008 Amendments and Other Actions.  Effective August 4, 2008, with the consent of Cascade as the sole holder of the Corporate Units, (i) the Purchase Contract Agreement and the Pledge Agreement were amended and restated; and (ii) a Supplemental Indenture No. 2 was entered into. The purpose of these actions was to amend the date of the Initial Remarketing Date from August 13, 2008, to November 7, 2008, a date closer to the purchase contract settlement date. Such actions also included making conforming changes and clarifying changes, including specifically providing for the possibility of a floating interest rate upon remarketing of the senior notes.  In addition, a letter agreement was entered into with respect to the Remarketing Agreement on August 4, 2008.  The purpose of the letter agreement was to appoint Citigroup Global Markets Inc. as successor remarketing agent and to recognize the revised Initial Remarketing Date.
Cascade is one of the largest holders of PNMR common stock and in January 2007, PNMR and ECJV Holdings LLC, a wholly owned subsidiary of Cascade, created EnergyCo, LLC and each have a 50 percent ownership interest in this limited liability company.  Both members have made contributions to EnergyCo.  All transactions with Cascade have been pre-approved by PNMR’s full Board pursuant to the Policy and Procedures Governing Related Party Transactions. In addition, PNMR and its affiliates also maintain credit and liquidity facilities and conduct other banking, financial advisory and/or trustee related transactions with the successor remarketing agent, the purchase contract agent, the trustee, and their affiliates, all in the ordinary course of businesses.
The securities discussed in this Current Report on Form 8-K have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: August 6, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)